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                                                                    Exhibit 99.2



       PREIT              NEWS
                          FOR RELEASE:
[GRAPHICS OMITTED]


                                       Pennsylvania Real Estate Investment Trust
                                       200 South Broad Street
                                       Philadelphia, PA 19102
                                       www.preit.com
                                       -------------
                                       Phone: (215) 875-0700
                                       Fax: (215) 546-7311
                                       Toll Free: (866) 875-0700

FOR FURTHER INFORMATION:
AT THE COMPANY                         AT KCSA PUBLIC RELATIONS WORLDWIDE
--------------                         -----------------------------------------
Edward A. Glickman                     Evan Smith, CFA         Erica Pettit
Executive Vice President and CFO       (Investor Relations)    (Media Relations)
(215) 875-0700                         (212) 896-1251          (212) 896-1248









FOR IMMEDIATE RELEASE
---------------------

            Correction to Pennsylvania Real Estate Investment Trust's
                       February 25, 2004 Earnings Release


         Philadelphia, PA, March 3, 2004--Pennsylvania Real Estate Investment Trust ("PREIT") (NYSE: PEI) today announced that PREIT's press release dated February 25, 2004 contained a miscalculation in the per share amounts for PREIT's basic net income and its basic net income from continuing operations for the calendar year and fourth quarter of 2003. The press release reported basic net income per share as $9.61 rather than the correct $9.54 for calendar year 2003 and $0.40 rather than the correct $0.35 for the fourth quarter of 2003. The press release also reported basic net income per share from continuing operations as $1.43 rather than the correct $1.36 for calendar year 2003 and $0.35 rather than the correct $0.30 for the fourth quarter of 2003. The miscalculations occurred when the per share amounts were derived from Net Income rather than Net Income Allocable to Common Shares. The total amounts for Net Income and Net Income Allocable to Common Shares were correct in the February 25, 2004 release.

         PREIT's February 25, 2004 press release also reported that the amount of intangible assets acquired in connection with PREIT's merger with Crown American Realty Trust was $110 million rather than the correct figure of $123.5 million. Due to this difference, PREIT's total intangible assets as of December 31, 2003 were reported in the press release as $168 million rather than the correct figure of $181.5 million.

         Neither of the matters referred to above affected any other financial information included in the February 25, 2004 press release. These figures will be presented correctly in PREIT's Quarterly Supplemental Disclosure, which will be filed with the SEC today and will be available on PREIT's web site at www.preit.com.

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About Pennsylvania Real Estate Investment Trust

         Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls and power centers (approximately 33.4 million square feet) located in the eastern United States. PREIT's portfolio currently consists of 58 properties in 14 states. PREIT's portfolio includes 40 shopping malls, 14 strip and power centers and four industrial properties. PREIT is headquartered in Philadelphia, Pennsylvania.

         This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts. These forward-looking statements reflect PREIT's current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. PREIT's business is subject to uncertainties regarding the revenues, operating expenses, leasing activities, occupancy rates, and other competitive factors relating to PREIT's portfolio and changes in local market conditions as well as general economic, financial and political conditions, including the possibility of outbreak or escalation of war or terrorist attacks, any of which may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. PREIT does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements or industry information set forth in this press release to reflect new information, future events or otherwise.

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